Exhibit 99.3

FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The unaudited Pro Forma Consolidated Statements of Operations of Eastside Distilling, Inc. (“Eastside” or the “Company”) for the year ended December 31, 2023 and the nine months ended September 30, 2024 are presented as if the Transactions, as described below, had occurred as of January 1, 2023. The following unaudited Pro Forma Consolidated Balance Sheet of the Company as of September 30, 2024 is presented as if the Transactions had occurred on September 30, 2024.

The unaudited Pro Forma Consolidated Financial Statements are presented based on information currently available including certain assumptions and estimates. They are intended for informational purposes only, and do not purport to represent what the Company’s financial position and operating results would have been had the Transaction and related events occurred on the dates indicated above, or to project the Company’s financial position or results of operations for any future date or period. Furthermore, they do not reflect actions that may be undertaken by the Company after the Transactions.

The unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with:

●	The audited Consolidated Financial Statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and

●	The Consolidated Financial Statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024.

The Transactions described below and included in the “First Amended and Restated Debt Exchange Agreement” and “Agreement and Plan of Merger and Reorganization” (together the “Pro Forma Adjustments”) columns in the unaudited Pro Forma Consolidated Statements of Operations and the unaudited Pro Forma Consolidated Balance Sheet reflect pro forma adjustments that are based on available information and assumptions that the Company’s management believes are reasonable and reflect the impact of events directly attributable to the Transactions that are factually supportable, and for purposes of the Pro Forma Consolidated Statements of Operations, are expected to have a continuing impact on the Company. The Pro Forma Adjustments do not reflect future events that may occur after the Transactions.

Historical Eastside Distilling

This column reflects the Company’s historical consolidated financial statements for the periods presented and does not reflect any adjustments related to the Transactions and related events. The historical Consolidated Statement of Operations for the year ended December 31, 2023 was derived from the Company’s audited Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2023. The historical Consolidated Balance Sheet as of September 30, 2024 and the historical Consolidated Statement of Operations for the nine months ended September 30, 2024 were derived from the Company’s unaudited Consolidated Financial Statements included in its Quarterly Report on Form 10-Q for the period ended September 30, 2024.

First Amended and Restated Debt Exchange Agreement

This column reflects the effect of the closing of the Debt Exchange Agreement that the Company entered into. On September 4, 2024, Eastside and its subsidiary, Craft Canning & Bottling, LLC (“Craft”) entered into a Debt Exchange Agreement with The B.A.D. Company, LLC (the “SPV”), Aegis Security Insurance Company (“Aegis”), Bigger Capital Fund, LP (“Bigger”), District 2 Capital Fund, LP (“District 2”), LDI Investments, LLC (“LDI”), William Esping (“Esping”), WPE Kids Partners (“WPE”) and Robert Grammen (“Grammen”). Subsequent to the execution of the Debt Exchange Agreement, the assets of the SPV were distributed to its members, i.e. Aegis, Bigger, District 2 and LDI. To reflect the effect of the distribution on the transactions contemplated by the Debt Exchange Agreement, the parties, on October 3, 2024, executed the First Amended and Restated Debt Exchange Agreement (the “Debt Agreement”). The seven counterparties to the Debt Agreement with Eastside and Craft are referred to in this Report collectively as the “Investors”.

Subsequent to execution of the Debt Exchange Agreement, Eastside organized a subsidiary named “Bridgetown Spirits Corp.” and assigned to Bridgetown Spirits Corp. all of the assets held by Eastside in connection with its business of manufacturing and marketing spirits. Bridgetown Spirits Corp. issued 1,000,000 shares of common stock to Eastside.

On October 7, 2024, a closing was held pursuant to the terms of the Debt Exchange Agreement. At that closing, the following transactions were completed:

●	Aegis, Bigger, District 2 and LDI transferred to Eastside a total of 31,234 shares of Eastside Series C Preferred Stock and 119,873 shares of Eastside Common Stock. The Investors also released Eastside from liability for $4,137,581 of senior secured debt and $2,465,169 of unsecured debt. In consideration of their surrender of stock and release of debt, Eastside caused Craft to be merged into a limited liability company owned by the Investors.

●	Eastside issued a total of 255,474 shares of Series D Preferred Stock to Bigger and District 2, and Bigger and District 2 released Eastside from liability for $2,554,746 of unsecured debt.

●	Eastside issued a total of 200,000 shares of Series E Preferred Stock to Bigger and District 2, and Bigger and District 2 released Eastside from liability for $2,000,000 of unsecured debt.

●	Eastside transferred a total of 108,899 shares of Spirits to Bigger, District 2, Esping, WPE and Grammen, and those Investors released Eastside from unsecured debt in the aggregate amount of $888,247.

●	Eastside issued a total of 190,000 shares of common stock to Esping, WPE and Grammen, and those Investors released Eastside from liability for $187,189 of unsecured debt.

●	Each of the Investors released and discharged Eastside from all liability, including liability for accrued and unpaid interest.

Agreement and Plan of Merger and Reorganization

This column reflects the effect of the merger that the Company entered into. On September 4, 2024, Eastside entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with East Acquisition Sub Inc. (“Merger Sub”) and Beeline Financial Holdings, Inc. (“Beeline”). Beeline is a privately-held mortgage technology company that operates an end-to-end, all-digital, AI-enhanced platform for homeowners and property investors. On October 7, 2024, the parties executed Amendment No. 1 to the Merger Agreement.

On October 7, 2024, immediately after the closing under the Debt Exchange Agreement, a closing was held pursuant to the Merger Agreement (the “Merger Closing”). Beeline merged into Merger Sub and became a wholly-owned subsidiary of Eastside, with the name of the surviving corporation being changed to Beeline Financial Holdings, Inc. In the Merger, the shareholders of Beeline gained the right to receive a total of 69,482,229 shares of Series F Preferred Stock and a total of 517,771 shares of Series F-1 Preferred Stock. In addition, each option to purchase shares of Beeline common stock outstanding at the time of the Merger was converted into an option to purchase shares of Eastside common stock measured by the same ratio.

The Merger Agreement provided that, as a condition to closing of the Merger, the Employment Agreement between Eastside and Geoffrey Gwin, Eastside’s Chief Executive Officer, would be amended in a manner satisfactory to Eastside, Beeline and Mr. Gwin. Accordingly, at the time of the Merger, Eastside’s Employment Agreement with Geoffrey Gwin was amended as follows:

a.	The performance bonuses in Employment Agreement were replaced by a stock bonus of $90,000.

b.	Eastside issued 400,000 shares of common stock to Mr. Gwin, which will vest on the earlier of March 31, 2025 or the date on which Mr. Gwin’s employment is terminated without cause.

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheet

September 30, 2024

(Dollars in thousands)

(Unaudited)

	Historical Eastside Distilling	First Amended and Restated Debt Exchange Agreement	Agreement and Plan of Merger and Reorganization	Total
Assets
Current assets:
Cash	$310	$(60)	$103	$353
Trade receivables, net	105	-	91	196
Inventories	1,793	(636)	-	1,157
Prepaid expenses and other current assets	176	-	6,637	6,813
Current assets held for sale	2,640	(2,640)	-	-
Total current assets	5,024	(3,336)	6,776	8,464
Property and equipment, net	112	-	195	307
Right-of-use assets	430	-	1,412	1,842
Intangible assets, net	4,178	-	6,840	11,018
Other assets, net	182	-	24,677	24,859
Non-current assets held for sale	6,298	(6,298)	-	-
Total Assets	$16,224	$(9,634)	$39,900	$46,490

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,388	$(1,081)	$1,674	$1,981
Accrued liabilities	418	(85)	6,863	7,196
Current portion of secured credit facilities, related party	3,447	(3,447)	908	908
Current portion of secured credit facilities, net of debt issuance costs	728	(728)	2,674	2,674
Current portion of notes payable	8,155	(8,155)	-	-
Current portion of note payable, related party	92	(92)	-	-
Current portion of lease liabilities	191	-	334	526
Other current liability, related party	85	(85)	-	-
Current liabilities held for sale	3,124	(3,124)	-	-
Total current liabilities	17,628	(16,797)	12,454	13,285
Lease liabilities, net of current portion	213	-	1,273	1,486
Secured credit facilities, net of debt issuance costs	-	-	-	-
Notes payable, net of current portion	-	-	185	185
Non-current liabilities held for sale	843	(843)	-	-
Total liabilities	18,684	(17,640)	13,912	14,956

Stockholders’ equity (deficit):
Common stock	-	-	-	-
Preferred stock Series B	-	-	-	-
Preferred stock Series C	-	-	-	-
Preferred stock Series D	-	-	-	-
Preferred stock Series E	-	-	-	-
Preferred stock Series F	-	-	7	7
Preferred stock Series F-1	-	-	-	-
Bridgetown common stock	-	-	-	-
Minority Interest in Bridgetown Spirits Corp	-	(670)	-	(670)
Additional paid-in capital	84,499	10,228	16,461	111,188
Accumulated deficit	(86,959)	(1,552)	9,520	(78,991)
Total stockholders’ equity (deficit)	(2,460)	8,006	25,988	31,534
Total Liabilities and Stockholders’ Equity (Deficit)	$16,224	$(9,634)	$39,900	$46,490

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Operations

Nine Months Ended September 30, 2024

(Dollars in thousands)

Unaudited

	Historical Eastside Distilling	First Amended and Restated Debt Exchange Agreement	Agreement and Plan of Merger and Reorganization	Total

Sales	$2,106	$-	$3,637	$5,743
Less customer programs and excise taxes	129	-	-	129
Net sales	1,977	-	3,637	5,614
Cost of sales	1,476	-	-	1,476
Gross profit	501	-	3,637	4,138
Operating expenses:
Sales and marketing expenses	699	-	1,618	2,317
General and administrative expenses	1,149	-	11,084	12,233
(Gain) loss on disposal of property and equipment	(1)	-	-	(1)
Total operating expenses	1,847	-	12,702	14,549
Income (loss) from operations	(1,346)	-	(9,065)	(10,411)
Other income (expense), net
Interest expense	(965)	917	(1,430)	(1,478)
Loss on disposal of Craft	-	(1,973)	-	(1,973)
Loss on debt to equity conversion	-	(402)	-	(402)
Gain on extinguishment of debt	-	-	10,010	10,010
Other income (expense)	37	(94)	(300)	(357)
Total other income (expense), net	(928)	(1,552)	8,280	5,800
Income (loss) before income taxes	(2,274)	(1,552)	(785)	(4,611)
Provision for income taxes	-	-	-	-
Net loss from continuing operations	(2,274)	(1,552)	(785)	(4,611)
Net loss from discontinued operations	(1,866)	-	-	(1,866)
Net loss	(4,140)	(1,552)	(785)	(6,477)
Preferred stock dividends	(113)	-	-	(113)
Net loss	$(4,253)	$(1,552)	$(785)	$(6,590)
Net loss attributable to common shareholders				$(6,572)
Net loss attributable to minority shareholders				$(18)

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Operations

Year Ended December 31, 2023

(Dollars in thousands)

Unaudited

	Historical Eastside Distilling	First Amended and Restated Debt Exchange Agreement	Agreement and Plan of Merger and Reorganization	Total

Sales	$10,798	$(6,817)	$3,794	$7,775
Less customer programs and excise taxes	299	(105)	-	194
Net sales	10,499	(6,712)	3,794	7,581
Cost of sales	9,438	(6,829)	-	2,609
Gross profit	1,061	117	3,794	4,972
Operating expenses:
Sales and marketing expenses	1,599	(126)	1,891	3,364
General and administrative expenses	4,646	(2,878)	11,837	13,605
(Gain) loss on disposal of property and equipment	(364)	367	-	3
Total operating expenses	5,881	(2,637)	13,728	16,972
Income (loss) from operations	(4,820)	2,754	(9,934)	(12,000)
Other income (expense), net
Interest expense	(1,108)	12	(1,254)	(2,350)
Impairment loss	(364)	364	-	-
Loss on debt to equity conversion	(1,321)	-	-	(1,321)
Other income (expense)	78	(17)	297	358
Total other income (expense), net	(2,715)	359	(957)	(3,313)
Income (loss) before income taxes	(7,535)	3,113	(10,891)	(15,313)
Provision for income taxes	-	-	8	8
Net income (loss) from continuing operations	(7,535)	3,113	(10,899)	(15,321)
Net loss from discontinued operations	-	(2,769)	-	(2,769)
Net income (loss)	(7,535)	344	(10,899)	(18,090)
Preferred stock dividends	(150)	-	-	(150)
Net income (loss)	$(7,685)	$344	$(10,899)	$(18,240)
Net loss attributable to common shareholders				$(18,063)
Net loss attributable to minority shareholders				$(177)